                                  EXHIBIT 5.1

                          MORGAN, LEWIS & BOCKIUS LLP
                              ONE COMMERCE SQUARE
                               417 WALNUT STREET
                           HARRISBURG, PA 17101-1904
                                 717-237-4000
                              FAX:  717-237-4004

                         [FORM OF OPINION OF COUNSEL]



________________, 1997


Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, Pennsylvania  17543

Re:  Susquehanna Bancshares, Inc. Joint Proxy/Prospectus on Form S-4
     ---------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to Susquehanna Bancshares, Inc., a Pennsylvania corporation (the "Company"), in connection with: (i) the proposed merger (the "Merger") of Susquehanna Interim Bank, a direct wholly-owned subsidiary of Susquehanna Bancshares East, Inc. and an indirect, wholly-owned subsidiary of the Company, with and into Founders' Bank, a Pennsylvania state-chartered bank ("Founders'") pursuant to the terms and conditions of the Agreement and Plan of Affiliation by and between the Company, Susquehanna Interim Bank and Founders' (the "Merger Agreement"), dated as of February 11, 1997; and (ii) the preparation of the subject Registration Statement on Form S-4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering, subject to certain adjustments, of up to 471,298 shares (the "Shares") of the Company's common stock, par value $2.00 per share ("Common Stock").

We understand that the issuance of the Shares pursuant to the Merger Agreement (the "Merger Agreements") is contingent upon the requisite approval of the Merger Agreement by the shareholders of Founders'. In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation and Bylaws, as amended and restated; (c) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (d) the Merger Agreement; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Our opinion set forth below is limited to the Pennsylvania Business Corporation Law of 1988, as amended.

Based upon the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares are issued as described in the Registration Statement and in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

Susquehanna Bancshares, Inc.
__________________, 1997
Page 2


We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.


Very truly yours,